                                                AMENDED AND RESTATED
                                         FOREIGN CUSTODY MANAGER AGREEMENT

         AGREEMENT  made as of May 3, 2001  between  each  investment  company  identified  on  Appendix A attached hereto (each  hereinafter  referred to as the "Fund")  individually  and severally,  and not jointly and severally, and Citibank, N.A. ("Citibank").

                                                     WITNESSETH:

         WHEREAS,  the Fund appointed  Citibank as foreign  custody manager under a certain Foreign Custody Manager
Agreement dated September  ___, 1998 (the "Prior Agreement");

         WHEREAS, the Fund and Citibank desires to amend and restate the Prior Agreement;

         WHEREAS,  Citibank  desires to continue to serve as a Foreign  Custody  Manager and perform the duties set forth herein on the terms and conditions contained herein;

         NOW THEREFORE,  in consideration of the mutual promises hereinafter contained in this Agreement,  the Fund and Citibank hereby agrees as follows:

                                                      ARTICLE I
                                                     DEFINITIONS

         Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the following meanings:

         1.       Capitalized  terms used in this Agreement and not otherwise  defined in this Agreement shall have the meanings given such terms in the Rule.

         2.       "Board" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         3.       "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

         4.       "Monitoring  System" shall mean a system established by Citibank to fulfill the  Responsibilities specified in clauses 1(d) and (e) of Article III of this Agreement.

         5.       "Responsibilities"  shall mean the  responsibilities  delegated to Citibank as a Foreign  Custody
Manager with respect to each Specified  Country and each Eligible Foreign Custodian  selected by Citibank,  as such responsibilities are more fully described in Article III of this Agreement.

         6.       "Rule" shall mean Rule 17f-5 under the Investment  Company Act of 1940, as amended,  as such Rule became effective on June 12, 2000.

         7.       "Specified  Country"  shall mean each  country  listed on Schedule I attached  hereto (as amended from time to time) and each country,  other than the United States,  constituting the primary market for a security with respect to which the Fund has given settlement  instructions to Citibank,  N.A. as custodian (the "Custodian")
under its Custody Agreement with the Fund.

                                                     ARTICLE II
                                        CITIBANK AS A FOREIGN CUSTODY MANAGER

         1.       The Fund on behalf of its Board  hereby  delegates  to Citibank  with  respect to each  Specified
Country the Responsibilities (the "Delegation").

         2.       Citibank  accepts the  Delegation  and agrees in  performing  the  Responsibilities  as a Foreign
Custody  Manager  to  exercise  reasonable  care,  prudence  and  diligence  such  as  a  bailee  for  hire  having responsibility for the safekeeping of the Fund's assets would exercise.

         3.       Citibank  shall  provide to the Fund (i) notice  promptly  after the  placement  of assets of the
Fund with a particular  Eligible Foreign Custodian  selected by Citibank within a Specified  Country,  (ii) at such times as the Board deems  reasonable and  appropriate  based on the  circumstances  of the Fund's  foreign  custody arrangements  (but not less often than  quarterly)  written  reports  notifying the Board of any material change in the  arrangements  (including  any material  change in any contract  governing such  arrangements)  with respect to assets of the Fund with any such  Eligible  Foreign  Custodian,  and (iii) not less  often  than  annually a report summarizing the material custodial risks known to Citibank which accompany such arrangements.

                                                     ARTICLE III
                                                  RESPONSIBILITIES

         1.       Subject to the  provisions  of this  Agreement,  Citibank  shall with  respect to each  Specified
Country select an Eligible Foreign Custodian.  In connection  therewith,  Citibank shall: (a) determine that assets of the Fund held by such Eligible  Foreign  Custodian  will be subject to reasonable  care,  based on the standards applicable  to  custodians  in the  relevant  market in which  such  Eligible  Foreign  Custodian  operates,  after considering  all  factors  relevant  to the  safekeeping  of such  assets,  including,  without  limitation,  those contained in Section  (c)(1) of the Rule;  (b) determine that the Fund's  foreign  custody  arrangements  with each
Eligible  Foreign  Custodian are governed by a written  contract with the Custodian  which will provide  reasonable care for the Fund's assets based on the standards  specified in paragraph  (c)(1) of the Rule;  (c) determine  that each contract with an Eligible Foreign Custodian shall include the provisions  specified in paragraph  (c)(2)(i)(A)
through (F) of the Rule or,  alternatively,  in lieu of any or all of such  (c)(2)(i)(A)  through  (F)  provisions, such other provisions as Citibank determines will provide,  in their entirety,  the same or a greater level of care and  protection  for the assets of the Fund as such specified  provisions;  (d) monitor  pursuant to the Monitoring
System the  appropriateness  of maintaining  the assets of the Fund with a particular  Eligible  Foreign  Custodian pursuant  to  paragraph  (c)(1)  of the  Rule  including  any  material  change  in  the  contract  governing  such arrangement;  and (e) promptly  advise the Fund  whenever an  arrangement  (including  any  material  change in the contract  governing such  arrangement)  described in preceding  clause (d) no longer meets the  requirements of the
Rule.  Citibank,  as Foreign Custody Manger,  will make the determination that it is appropriate to maintain assets in each Eligible Foreign Custodian and will exercise reasonable care in the process.

         2.       For purposes of clause (d) of preceding  Section 1 of this Article,  Citibank's  determination of appropriateness  shall not include,  nor be deemed to include,  any  evaluation  of Country Risks  associated  with investment in a particular  country.  For purposes  hereof,  "Country  Risks" shall mean systemic  risks of holding assets in a  particular  country  including,  but no limited  to, (a) an  Eligible  Foreign  Custodian's  use of an
Eligible  Securities  Depository  as defined in Rule 17f-7 under the  Investment  Company Act of 1940,  as amended;
(b) such country's financial  infrastructure,  (c) such country's prevailing custody and settlement practices,  (d)
nationalization,  expropriation  or other  governmental  actions,  (e)  regulation  of the  banking  or  securities industry,  (f) currency  controls,  restrictions,  devaluations or  fluctuations,  and (g) market  conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                                     ARTICLE IV
                                                   REPRESENTATIONS

         1.       The Fund hereby  represents  that:  (a) this  Agreement  has been duly  authorized,  executed and delivered by the Fund,  constitutes a valid and legally  binding  obligation of the Fund  enforceable in accordance with its terms, and no statute,  regulation,  rule,  order,  judgment or contract binding on the Fund prohibits the
Fund's  execution or performance of this Agreement;  (b) this Agreement has been approved and ratified by the Board at a meeting  duly  called  and at which a quorum  was at all times  present;  and (c) the Board or its  investment advisor has  considered  the Country  Risks  associated  with  investment in each  Specified  Country and will have considered such risks prior to any settlement  instructions  being given to the Custodian with respect to any other
Specified Country.

         2.       Citibank  hereby  represents  that (a) Citibank is duly  organized and existing under the laws of the  State of New  York,  with full  power to carry on its  businesses  as now  conducted,  and to enter  into this
Agreement  and to perform  its  obligations  hereunder;  (b) this  Agreement  been duly  authorized,  executed  and delivered by Citibank,  constitutes a valid and legally  binding  obligation of Citibank  enforceable in accordance with its terms,  and no statue,  regulation,  rule,  order,  judgment  or contract  binding on  Citibank  prohibits
Citibank's  execution or  performance of this  Agreement;  and (c) Citibank has  established  and will maintain the
Monitoring System.

                                                     ARTICLE V
                                                 CONCERNING CITIBANK

         1.       Citibank shall not be liable for any costs, expenses,  damages,  liabilities or claims, including attorneys' and  accountants'  fees,  sustained or incurred by, or asserted  against,  the Fund except to the extent the same arises out of the failure of Citibank to exercise the care,  prudence and diligence  required by Section 2 of Article  II  hereof.  In no event  shall  Citibank  be liable to the Fund,  the  Board,  or any third  party for special,  indirect or consequential  damages,  or for lost profits or loss of business,  arising in connection with this  Agreement.  Anything  contained  herein to the  contrary  notwithstanding,  nothing  contained  herein  shall affect or alter the  duties  and  responsibilities  of  Citibank  or the Fund  under  any other  agreement  between
Citibank and the Fund, including without limitation, the Custody Agreement or any Securities Lending Agreement.

         2.       The Fund agrees to indemnify  Citibank and holds it harmless  from and against any and all costs, expenses,  damages,  liabilities or claims,  including  attorneys' and accountants' fees, sustained or incurred by, or asserted  against,  Citibank by reason or as a result of any action or  inaction,  or arising out of  Citibank's performance  hereunder,  provided  that the Fund  shall  not  indemnify  Citibank  to the  extent  any such  costs, expenses,  damages,  liabilities  or claims  arises out of  Citibank's  failure to exercise  the  reasonable  care, prudence and diligence required by Section 2 of Article II hereof.

         3.       Citibank  shall only such duties as are expressly set forth  herein.  In no event shall  Citibank be liable for any Country Risks associated with investments in a particular country.

                                                     ARTICLE VI
                                                    MISCELLANEOUS

         1.       Any notice or other  instrument in writing,  authorized or required by this Agreement to be given to Citibank,  shall be sufficiently  given if received by it at its offices at  ______________,  New York, New York
_____, or at such place as Citibank may from time to time designate in writing.

         2.       Any notice or other  instrument in writing,  authorized or required by this Agreement to be given to the Fund shall be sufficiently  given if received by it at its offices at c/o  OppenheimerFunds,  Inc. Two World
Trade Center,  34th Floor, New York, New York  10048-0203,  Attention:  General Counsel,  or at such other place as
                                                            ----------
the Fund may from time to time designate in writing.

         3.       In case any  provision  in or  obligation  under  this  Agreement  shall be  invalid,  illegal or unenforceable in any jurisdiction,  the validity,  legality and  enforceability  of the remaining  provisions shall not in any way be  affected  thereby.  This  Agreement  may not be amended or  modified  in any manner  except by a written  agreement  executed by both parties.  This Agreement shall extend to and shall be binding upon the parties hereto,  and  their  respective  successors  and  assigns;  provided  however,  that  this  Agreement  shall not be assignable by either party without the written consent of the other.

         4.       This Agreement  shall be construed in accordance  with the  substantive  laws of the State of New
York,  without  regard to  conflicts  of laws  principles  thereof.  The Fund and  Citibank  hereby  consent to the jurisdiction  of a state or federal  court  situated  in New York City,  New York in  connection  with any  dispute arising  hereunder.  The Fund hereby  irrevocably  waives,  to the fullest extent  permitted by applicable law, any objection  which it may now or  hereafter  have to the  laying of venue of any such  proceeding  brought  in such a court and any claim that such  proceeding  brought in such a court has been brought in an inconvenient  forum.  The
Fund and  Citibank  each  hereby  irrevocably  waives any and all  rights to trial by jury in any legal  proceeding arising out of or relating to this Agreement.

         5.       The parties  hereto agree that in  performing  hereunder,  Citibank is acting solely on behalf of the Fund and no contractual or service  relationship  shall be deemed to be established hereby between Citibank and any other person.

         6.       This  Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         7.       This Agreement  shall  terminate  simultaneously  with the  termination of the Custody  Agreement between the Fund and the  Custodian,  and may  otherwise be  terminated by either party giving to the other party a notice in writing  specifying  the date of such  termination,  which  shall be not less than ninety (90) days after the date of such notice.

         8.       In consideration of the services provided by Citibank  hereunder,  the Fund shall pay to Citibank such compensation and out-of-pocket expenses as may be agreed upon from time to time.

         9.       For each Fund organized as a  Massachusetts  trust, a copy of its Declaration of Trust is on file with the  Secretary of the  Commonwealth  of  Massachusetts.  Notice is hereby given that each such  instrument  is executed  on  behalf of the  trustees  of each such Fund and not  individually,  and that the  obligations  of this
Agreement  are not binding  upon any of the  trustees or  shareholders  individually  but are binding only upon the respective  Fund. The parties  expressly agree that Citibank and its assignees and affiliates  shall look solely to the respective Fund's assets and property with respect to enforcement of any claim.

         IN WITNESS  WHEREOF,  the Fund and Citibank have caused this Agreement to be executed by their  respective officers, thereunto duly authorized, as of this date first above written.

                                                              ____________________, Secretary
                                                              -------------------------------
                                                              on behalf of each Fund identified on
                                                              Appendix A attached hereto individually and
                                                              severally, and not jointly and severally

                                                              CITIBANK, N.A.

                                                              By: ___________________________

                                                              Title: ____________________

Custody/Foreign Custody Manager Agreement Citibank 2001 May 3

                                                     Appendix A
                                                     ----------

                                              OPPENHEIMER QUEST FUNDS
                                              -----------------------

    FUND           ACCOUNT #       ACCOUNT NAME
                                   ------------

225            847940              Oppenheimer Quest Value
236            847941              Oppenheimer Quest Opportunity Value
251            847942              Oppenheimer Quest Small Cap Value
254            847945              Oppenheimer Quest Global Value
257            847943              Oppenheimer Quest Balanced Value Fund

                                         FOREIGN CUSTODY MANAGER AGREEMENT
                                                    SCHEDULE I

                                         [to be provided by Citibank, N.A.]